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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-31524) of HealthGate Data Corp. and its subsidiaries of our report dated February 21, 2000 relating to the financial statements, which appears in HealthGate Data Corp.'s Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 21, 2000 relating to the financial statement schedule, which appears in HealthGate Data Corp.'s Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
October 30, 2000